      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1997

                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------



                                PXRE CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                          (State or other jurisdiction
                        of incorporation or organization)

                                   06-1183996
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

                         399 THORNALL STREET, 14TH FLOOR
                            EDISON, NEW JERSEY 08837
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                           DIRECTOR STOCK OPTION PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                 GERALD L. RADKE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PXRE CORPORATION
                               399 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (732) 906-8100
--------------------------------------------------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                     Proposed            Proposed
                                                                      maximum            maximum            Amount of
                                                Amount to be      offering price    aggregate offering     registration
    Title of securities to be registered        registered(1)      per share(2)          price(3)              fee
    ------------------------------------        -------------     --------------    ------------------     ------------
   Common Stock, par value $.01 per share      150,000 shares         $31.47            $4,720,500            $1,431
=======================================================================================================================


(1) Any additional shares which may become issuable pursuant to the Director Stock Option Plan (to prevent dilution from stock splits, stock dividends, reclassification and certain other events as provided in
        Section 6 of the Director Stock Option Plan) shall be covered by this Registration Statement pursuant to Rule 416(a).

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457 (based upon the average of the reported high and low sales prices for shares of Common Stock as reported on the New York Stock Exchange for July 21,
        1997). The foregoing calculation is solely for the purpose of determining the registration fee.

(3) Based on the proposed maximum offering price per share, calculated as described in footnote (2) above.

                                EXPLANATORY NOTES

        Pursuant to an amendment to the Director Stock Option Plan, the number of shares of Common Stock reserved and available for issuance has been increased from 100,000 shares to 250,000 shares. PXRE Corporation previously registered 100,000 of such shares pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on May 31, 1996 (File No. 333-4897). The number of shares reserved and available for issuance under the Director Stock Option Plan is subject to adjustment upon the occurrence of certain changes affecting the Common Stock, including stock splits and dividends and the recapitalization, reclassification, merger, consolidation or combination of shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INFORMATION INCORPORATED BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "Commission") by PXRE Corporation (the "Company") are incorporated herein by reference:

        (a) Pursuant to General Instruction E of the Form S-8 Registration Statement under the Securities Act of 1933, as amended, the contents of the Company's Registration Statement on Form S-8 (File No. 333-4897) filed with the Commission on May 31, 1996, registering the original 100,000 shares of Common Stock reserved and available for issuance pursuant to the Director Stock Option Plan.

        (b) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in Item 3(a) above.

        (d) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A (File No. 001-12595) filed pursuant to the Exchange Act on December 18, 1996.

        In addition, all reports and other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

        Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

        F. Sedgwick Browne, Esq., the Secretary of the Company, is a partner in the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company in connection with this Registration Statement.

ITEM 8.  EXHIBITS

         4.1 Certificate of Amendment to the Company's Restated Certificate of Incorporation, dated December 9, 1996, incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 dated January 3, 1997 (File No. 333-19207).

         4.2 Certificate of Merger of Transnational Re Corporation into the Company, dated December 11, 1996, incorporated by reference to
                  Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 0-15428).

         *5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

         *23.1    Consent of Price Waterhouse LLP.

         *23.2    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit
                  5).

         *24      Powers of Attorney.

         28 Information from reports furnished to state insurance regulatory authorities, incorporated by reference to Exhibit 28 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (File No. 0-15428).

         *  Filed herewith

         All other exhibits included in the Company's prior Registration Statement on Form S-8 (File No. 333-4897) are, pursuant to the aforementioned incorporation by reference, incorporated by reference herein.

ITEM 9.  UNDERTAKINGS

         The undertakings set forth in the Company's prior Registration Statement on Form S-8 (File No. 333-4897) are, pursuant to the aforementioned incorporation by reference, incorporated by reference herein.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey, on this 22nd day of July, 1997.

                                          PXRE CORPORATION

                                          By /s/ Gerald L. Radke
                                            ------------------------------------
                                             Gerald L. Radke
                                             Chairman of the Board, President
                                                   and Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                                          TITLE                              DATE
         ---------                                          -----                              ----
By /s/ Gerald L. Radke                        Chairman of the Board,                      July 22, 1997
  ------------------------------------        President, Chief Executive Officer and
   Gerald L. Radke                            Director (Principal Executive Officer)

By /s/ Sanford M. Kimmel                      Senior Vice President, Treasurer            July 22, 1997
  ------------------------------------        and Chief Financial Officer (Principal
   Sanford M. Kimmel                          Financial Officer)

By /s/ Joan L. Cadd                           Vice President and Controller               July 22, 1997
  ------------------------------------
   Joan L. Cadd

By             *                              Director                                    July 22, 1997
  -----------------------------------
   Robert W. Fiondella

By             *                              Director                                    July 22, 1997
  -----------------------------------
   Franklin D. Haftl

By             *                              Director                                    July 22, 1997
  -----------------------------------
   Bernard Kelly

By             *                              Director                                    July 22, 1997
  -----------------------------------
   Wendy Luscombe

                                      II-3


By             *                              Director                                    July 22, 1997
  -----------------------------------
   Edward P. Lyons


By             *                              Director                                    July 22, 1997
  -----------------------------------
   Philip R. McLoughlin


By             *                              Director                                    July 22, 1997
  -----------------------------------
   David W. Searfoss


By             *                              Director                                    July 22, 1997
  -----------------------------------
   Donald H. Trautlein


By             *                              Director                                    July 22, 1997
  -----------------------------------
   Wilson Wilde



                                         *By: /s/ Gerald L. Radke
                                             ---------------------
                                             Gerald L. Radke
                                             Attorney-in-Fact


                                      II-4



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                                  EXHIBIT INDEX

Exhibit
Number                         Document
-------                        --------
4.1         Certificate of Amendment to the Company's Restated
            Certificate of Incorporation, dated December 9, 1996,
            incorporated by reference to Exhibit 4.5 to the Company's
            Registration Statement on Form S-3 dated January 3, 1997
            (File No. 333-19207).

4.2 Certificate of Merger of Transnational Re Corporation into the Company, dated December 11, 1996, incorporated by reference to Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No.
            0-15428).

*5 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the securities being registered.

*23.1       Consent of Price Waterhouse LLP.

*23.2       Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

*24         Powers of Attorney.

28 Information from reports furnished to state insurance regulatory authorities, incorporated by reference to
            Exhibit 28 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

* Filed herewith

                                      II-5

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